Exhibit 10 (a)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made effective as of the 12th day of December, 2007 by and among TASTY BAKING COMPANY, a Pennsylvania corporation (“Company”), the direct and indirect subsidiaries of the Company from time to time parties hereto (the “Subsidiary Borrowers” and with the Company, collectively, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (the “Agent”).

BACKGROUND

A.   Borrowers, Lenders and Agent have previously entered into a certain Credit Agreement dated September 6, 2007 (as may be amended, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which, inter alia, Agent and Lenders agreed to extend to Borrowers certain credit facilities subject to the terms and conditions set forth therein.

B.   Borrowers, Lenders and Agent have agreed to amend the terms of the Credit Agreement in accordance with the terms and conditions hereof.

C.   Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings set forth therefor in the Credit Agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Prime Rate.  The definition of “Prime Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

““Prime Rate” means the rate of interest announced by Citizens Bank in the Commonwealth of Pennsylvania from time to time as its “Prime Rate.”  Any change in the Prime Rate shall be effective immediately from and after such change in the Prime Rate.  The Borrowers acknowledge that Lenders may make loans to their customers above, at or below the Prime Rate.”

2.   Cash Flow.  The definition of “Cash Flow” set forth in Section 1.01 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

““Cash Flow” means with respect to Borrowers and their Subsidiaries for the applicable period, EBITDA less the sum of (a) Unfunded Capital Expenditures, (b) Distributions, and (c) income tax expense actually paid during such period, determined on a consolidated basis in accordance with GAAP.”

3.   Maturity Date of Job Bank Term Loan.  Section 2.13(d) of the Credit Agreement is hereby amended to change the date of “August, 2012” in the last sentence of Section 2.13(d) to “September 1, 2012.”

4.   Disbursement of Job Bank Term Loan.  Section 4.05 of the Credit Agreement is hereby amended to change the date of “December 31, 2007” in the first sentence of Section 4.05 to “January 31, 2008.”

5.   Maximum Operating Leverage Ratio.  Section 6.12(c) of the Credit Agreement is hereby amended to change the date of “December 26, 2011” in the last reporting period in Section 6.12 (c) to “December 26, 2010”.

6.   Capital Expenditures.  Section 6.12(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(e)           Capital Expenditures.  Not permit its Capital Expenditures (excluding Capital Leases and items included in the Line Item Budget and Disbursement Schedule) to exceed the amounts indicated for each period specified below:

Period	Maximum Amount

From 1/1/07	$6,250,000
through 12/29/07

From 12/30/07	$6,250,000
through 12/27/08

From 12/28/08	$6,500,000
through 12/26/09

From 12/27/09	$6,750,000
through 12/25/10

From 12/26/10	$7,000,000
through 12/31/11

Any unused amounts in any one year may not be carried over to subsequent years, provided that, for purposes of calculating compliance with this covenant, if Borrowers have entered into a binding commitment for a Capital Expenditure in one fiscal year, but the asset being acquired is not delivered to and paid for by Borrowers until the first quarter of the following fiscal year, such Capital Expenditure may, at Borrowers’ sole discretion, be allocated to either (i) the fiscal year in which the binding commitment is entered into, or (ii) the fiscal year in which the asset is delivered and paid.  Borrowers shall make such allocation and notify Agent of such allocation on or before the end of the fiscal year in which the binding commitment is entered into.”

7.   Hedging Contracts.  Section 6.21 of the Credit Agreement is hereby amended to change the date of “December 5, 2007” in the first sentence of Section 6.21 to “January 31, 2008”.

8.   Liquidity Ratio.   Fundings under the Job Bank Term Loan, the PIDC Financing and the MELF Financing are to be made in one or two lump sum advances each, after Borrowers have accumulated sufficient costs and expenses for items covered in the Line Item Budget and Disbursement Schedule equaling or exceeding the amount of such lump sum advances.  In order to accumulate sufficient costs and expenses to be financed by the lump sum advances under the Job Bank Term Loan, the PIDC Financing or the MELF Financing, as applicable, Borrowers intend to pay for such items on an interim basis using advances under the Working Capital Revolver Loans and the Swing Line Loans until such costs and expenses equal or exceed the amounts to be funded under the Job Bank Loan, the PIDC Financing or the MELF Financing, as applicable.  Once such advances under the Working Capital Revolver Loans and the Swing Line Loans equal or exceed such amounts, Borrowers shall request advances under the Job Bank Term Loan, the PIDC Financing or the MELF Financing, as applicable, in such lump sum amounts and shall use the proceeds thereof to pay down the Working Capital Revolver Loans and the Swing Line Loans.

Lenders agree that the Outstanding Amount of advances under the Working Capital Revolver Loans and Swing Line Loans used to pay such costs and expenses on an interim basis pending fundings under the Job Bank Term Loan, the PIDC Financing or the MELF Financing, as applicable, shall be excluded from the Outstanding Amount of all Working Capital Revolver Loans and Swing Line Loans for purposes of calculating the Liquidity Ratio set forth in Section 6.12(d) of the Credit Agreement.  Borrowers agree:  (a) to separately monitor and account for: (i) the outstanding amount of advances under the Working Capital Revolver Loans and Swing Line Loans used to pay such costs and expenses on an interim basis, and (ii) the repayment of such advances, and (b) to include such calculations and accountings with each Compliance Certificate delivered pursuant to the Credit Agreement.

9.   Other References.  All references in the Credit Agreement and all the Loan Documents to the term “Loan Documents” shall mean the Loan Documents as defined therein and this Amendment and any and all other documents executed and delivered by Borrowers pursuant to and in connection herewith.

10.   No Novation or Waiver.  Nothing contained herein constitutes a novation of the Credit Agreement or any of the documents collateral thereto and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Agent and Lenders in the Credit Agreement or any of the other Loan Documents, which liens, security interests, rights or remedies are hereby ratified, confirmed, extended and continued as security for all obligations secured by the Credit Agreement.  Nothing contained herein constitutes an agreement or obligation by Agent or Lenders to grant any further amendments to the Credit Agreement or any of the other Loan Documents.

11.   Inconsistencies.  To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Credit Agreement or the other Loan Documents, the terms and conditions of this Amendment shall prevail.  All terms and conditions of the Credit Agreement and the other Loan Documents not inconsistent herewith, shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

12.   Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original without the production of any other counterpart.  Any signature delivered via facsimile shall be deemed an original signature hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWERS:
TASTY BAKING COMPANY

By:	/s/ Charles P. Pizzi
Name:	Charles P. Pizzi
Title:	President and CEO

TASTYKAKE INVESTMENT COMPANY

By:	/s/ Charles P. Pizzi
Name:	Charles P. Pizzi
Title:	President

TBC FINANCIAL SERVICES, INC.

By:	/s/ Charles P. Pizzi
Name:	Charles P. Pizzi
Title:	President

TASTY BAKING OXFORD, INC.

By:	/s/ Charles P. Pizzi
Name:	Charles P. Pizzi
Title:	President

AGENT:
CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent, Collateral Agent and L/C Issuer

By:	/s/ W. Anthony Watson
Name:	W. Anthony Watson
Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, as Lender

By:	/s/ W. Anthony Watson
Name:	W. Anthony Watson
Title:	Senior Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Robert Fratta
Name:	Robert Fratta
Title:	Vice President

SOVEREIGN BANK, as Lender

By:	/s/ Dennis Wasilewski
Name:	Dennis Wasilewski
Title:	Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender

By:	/s/ David W. Mills
Name:	David W. Mills
Title:	Vice President